Exhibit 99.1

Golden Nugget Online Gaming, Inc. Reports Financial Results for the First Quarter Ended March 31, 2021

-	Record first quarter revenue, up 54% over the prior year
-	Successfully launched online casino and online sportsbook in Michigan
-	Secured market access in Colorado and Iowa

Houston (May 17, 2021) – Golden Nugget Online Gaming, Inc. (Nasdaq: GNOG) (the “Company”) today reported its financial results for the first quarter ended March 31, 2021.

First Quarter Highlights

-	Revenue was $26.7 million, representing an increase of 54.2%, compared to $17.3 million during the first quarter of 2020.
-	Net income was $69.6 million after gains on warrant derivatives liabilities of $81.1 million, a gain on the tax receivable agreement liability of $1.3 million and debt extinguishment expenses of $2.2 million.
-	Adjusted EBITDA was $(3.5) million compared to Adjusted EBITDA of $5.9 million for the first quarter of 2020.
-	The previous full-year revenue outlook range of $130 million to $145 million is maintained for 2021.

Revenues for the three months ended March 31, 2021, totaled $26.7 million, as compared to $17.3 million for the three months ended March 31, 2020. Net income was $69.6 million, compared to net income of $4.2 million in the prior year comparable period. Adjusted EBITDA, as defined below, for the three months ended March 31, 2021 was $(3.5) million compared to $5.9 million last year. Results for the first quarter of 2021 reflect non-cash gains on warrant derivative liabilities of $81.1 million and a non-cash gain on our tax receivable agreement liability of $1.3 million. All of our 10,541,667 public warrants were exercised or redeemed during the quarter. Additionally, first quarter results also reflect interest expense associated with the term loan credit agreement entered into on April 28, 2020. The Company’s results also reflect debt extinguishment costs of $2.2 million including the accelerated amortization of deferred loan costs and debt premium totaling $0.6 million associated with the early repayment of $10.6 million of the term loan during the three months ended March 31, 2021. Stock-based compensation expenses were $2.3 million for the three months ended March 31, 2021, when no such costs were recognized in the prior year.

President, Thomas Winter remarked “We are very pleased to start 2021 with such strong results across both our established and new expansion markets. We believe we are well positioned to capitalize on the significant and fast growing market for iGaming across North America. We expect that 2021 will be a milestone year for the Company as we are on target to be live in 6 states by the end of the year, including all 4 key iGaming states.”

Chairman and Chief Executive Officer, Tilman Fertitta added “The future is very bright for Golden Nugget Online Gaming as we achieved another record quarter in revenue and with our newly announced partnerships in Colorado and Iowa, we now have market access in 12 states, representing approximately 29% of the US population.”

Business Update

-	Successfully completed our first quarter of operations in Michigan.
-	Secured market access in Colorado with Maverick’s Z Casino for online sports and casino, subject to legislation and regulatory approvals.
-	Secured market access in Iowa with the Wild Rose Casino for online sports and casino, subject to legislation and regulatory approvals.
-	Completed exercise and redemption of all public warrants for cash proceeds of $110.2 million.
-	Started the 1,800 square feet expansion of our live dealer studio in New Jersey
-	Named to the shortlist of nominees in 5 categories for the EGR North America Awards 2021: “Casino Operator”, “Mobile Operator”, “Marketing Campaign”, “Customer Service Operator” and “Operator of the Year”.

Conference Call Details

A conference call for investors will be held Monday, May 17, 2021, at 3:30 p.m. Central Time to discuss the Company's first quarter results.

To access the conference call, please dial (855) 908-6093 (U.S.) or (639) 716-2098 (International) and reference conference ID 3395274. The conference call will also be webcast live through the Company's Investor Relations website at https://www.gnoginc.com.

About GNOG

Golden Nugget Online Gaming, Inc. is a leading online gaming company that is considered a market leader by its peers and was first to bring Live Dealer and Live Casino Floor to the United States online gaming market. GNOG was the recipient of 15 eGaming Review North America Awards, including the coveted "Operator of the Year" award in 2017, 2018, 2019 and 2020.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including guidance, our expected results of operations or financial condition, business strategy and plans, user growth and engagement, product initiatives, and objectives of management for future operations, and the impact of COVID-19 on our business and the economy as a whole, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as "anticipate," "believe," "contemplate," "continue," "could," "estimate," "expect," "expectations," "forecast," "going to," "intend," "may," "plan," "potential," "predict," "project," "propose," "should," "target," "will," or "would" or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.

The financial results included in this press release are preliminary, estimated and unaudited. The preliminary financial results included in this press release reflect management’s estimates based solely upon information available to management as of the date of this press release and are subject to change upon the completion of GNOG’s financial closing procedures, final adjustments and other developments, including review by GNOG’s independent registered public accounting firm, that may arise between now and the time the financial results for the first quarter are finalized. During the course of that process, GNOG may identify items that would require it to make adjustments, which may be material, to the information in this press release. As a result, the preliminary unaudited financial information included in this press release is forward-looking information and is subject to risks and uncertainties, including possible material adjustments to the preliminary financial information and the other risks and uncertainties described below under “Forward-Looking Statements.” Accordingly, you should not place undue reliance on these estimates.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends, including the ongoing COVID-19 pandemic that we believe may affect our business, financial condition, results of operations, and prospects. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside GNOG's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of GNOG's acquisition transaction; costs related to the acquisition transaction; the inability to maintain the listing of GNOG's shares on Nasdaq; GNOG's ability to manage growth; GNOG's ability to execute its business plan and meet its projections; potential litigation involving GNOG; changes in applicable laws or regulations, particularly with respect to gaming; general economic and market conditions impacting demand for GNOG's products and services, and in particular economic and market conditions in the media / entertainment / gaming / software industry in the markets in which GNOG's operates; the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and GNOG's liquidity, operations and personnel, as well as risks, uncertainties, and other factors described in the section entitled "Risk Factors" in GNOG's filings with the SEC, which are available on the SEC's website at www.sec.gov. Additional information will be made available in other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, including future developments related to the COVID-19 pandemic, except as required by law.

Golden Nugget Online Gaming, Inc.

Unaudited

Consolidated Statement of Operations

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2021	2020
Revenues
Gaming	$23,066	$14,905
Other	3,683	2,438
Total revenue	26,749	17,343
Costs and expenses
Cost of revenue	12,116	6,745
Advertising and promotion	14,371	2,977
General and administrative	6,077	1,696
Depreciation and amortization	44	34
Total costs and expenses	32,608	11,452
Operating income (loss)	(5,859)	5,891
Other expense (income)
Interest expense, net	5,708	1
Gain on warrant derivatives	(81,091)	-
Other expense	366	-
Total other (income) expense	(75,017)	1
Income before income taxes	69,158	5,890
Provision for income taxes	(478)	1,703
Net income	69,636	4,187
Net loss attributable to non-controlling interests	5,707	-
Net income attributable to GNOG	$75,343	$4,187

Earnings (loss) per share:
Basic	$1.83	n/a
Diluted	$(0.15)	n/a
Weighted-average number of common shares outstanding:
Basic	41,162	n/a
Diluted	77,053	n/a

Non-GAAP Financial Measures

EBITDA and adjusted EBITDA are supplemental non-GAAP financial measures that are used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define "EBITDA" as earnings (or loss) before interest, taxes, depreciation, and amortization, and we define "Adjusted EBITDA" as EBITDA before stock-based compensation, acquisition transaction related expenses, debt extinguishment expenses and other non-recurring items. Neither EBITDA nor Adjusted EBITDA is a measure of net income as determined by U.S. generally accepted accounting principles ("GAAP").

Management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure or non-recurring, non-cash transactions. We exclude the items listed above in calculating EBITDA and Adjusted EBITDA because these amounts can vary substantially from company to company depending upon capital structures and the method by which assets were acquired. None of EBITDA or Adjusted EBITDA should be considered an alternative to, or more meaningful than, net income (loss), the most closely comparable financial measure calculated in accordance with GAAP. Certain items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing a company's financial performance, such as a company's return on assets, cost of capital and tax structure. Our presentation EBITDA and Adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Reconciliation of net income to EBITDA and adjusted EBITDA (In thousands):

	Three Months Ended
	March 31,
	2021	2020
Net income	$69,636	$4,187
Adjusted for:
Provision for income taxes	(478)	1,703
Interest expense, net	5,708	1
Depreciation and amortization	44	34
EBITDA	$74,910	$5,925
Adjusted for:
Debt extinguishment expenses	1,622	-
Gain on tax receivable agreement liability	(1,256)	-
Gain on warrant derivatives	(81,091)	-
Stock-based compensation	2,290	-
Adjusted EBITDA	$(3,525)	$5,925

Adjusted EBITDA is comprised of the following (In thousands):

	Three Months Ended
	March 31,
	2021	2020
State-level adjusted EBITDA	$(1,393)	$6,201
Corporate adjusted EBITDA	(2,132)	(276)
Total adjusted EBITDA	$(3,525)	$5,925

Investor Relations Contacts

Sloan Bohlen, Solebury Trout

investors@gnoginc.com

Media Contacts

Katelyn Roche Gosslee, Dancie Perugini Ware Public Relations

Katelyn@dpwpr.com

Mary Ann Cuellar, Dancie Perugini Ware Public Relations

MaryAnn@dpwpr.com

713-224-9115

SOURCE Golden Nugget Online Gaming, Inc.